UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2016

AFFYMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2016, Affymetrix, Inc. (“Affymetrix” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Thermo Fisher Scientific Inc., a Delaware corporation (“Thermo Fisher”), and White Birch Merger Co., a Delaware corporation and a wholly-owned subsidiary of Thermo Fisher (“Merger Subsidiary”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into Affymetrix (the “Merger”), with Affymetrix surviving as a wholly-owned subsidiary of Thermo Fisher.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of Affymetrix’ common stock (other than certain shares owned by the Company as treasury stock, Thermo Fisher, Merger Subsidiary, or any subsidiary of the Company or Thermo Fisher, and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $14.00 in cash, without interest (the “Merger Consideration”).

Subject to the terms and conditions of the Merger Agreement, at or immediately prior to the effective time of the Merger, each of the Company’s fully vested options will be cashed out for an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. Any vested or unvested option that has an exercise price that is equal to or greater than the Merger Consideration will be cancelled without consideration therefor. Any option that is not cashed out or cancelled as described above will be assumed by Thermo Fisher as a cash award equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. Each of the Company’s restricted stock units (“RSUs”), whether vested or unvested, will be assumed by Thermo Fisher as a cash award. Any RSUs that remain subject to the achievement of performance metrics at the effective time of the Merger will be deemed to have been achieved at target as of the effective time. All assumed options and RSUs will remain subject to the vesting and delivery terms under the award’s original equity plan, award agreement, and the Company’s Change in Control Plan.

The board of directors of Affymetrix has unanimously approved the Merger Agreement. The Merger Agreement requires that the Merger be approved by the holders of a majority of the outstanding shares of Affymetrix’ common stock (the “Stockholder Approval”).

In addition to the Stockholder Approval, consummation of the Merger is subject to other customary closing conditions including the receipt of certain antitrust and foreign competition approvals. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations, warranties and covenants by each of Affymetrix and Thermo Fisher, including covenants by the Company regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement also requires the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals.

The Merger Agreement contains customary termination rights for both Affymetrix and Thermo Fisher, including for Affymetrix if its board of directors authorizes the Company to enter into, and the Company concurrently enters into, a definitive written agreement for a superior proposal, subject to compliance with certain requirements and procedures set forth in the Merger Agreement. Upon termination of the Merger Agreement under certain circumstances, Affymetrix may be obligated to pay Thermo Fisher a termination fee of $55 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference.

The Merger Agreement has been included to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about Affymetrix or Thermo Fisher. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and only as of specific dates. The assertions embodied in Affymetrix’ and Thermo Fisher’s representations and warranties are qualified by and subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including information contained in confidential disclosure schedules that each party provided to the other in connection with the Merger Agreement, were made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, Affymetrix stockholders and other investors should not rely on representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the parties’ public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Thermo Fisher that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company and Thermo Fisher file with the Securities and Exchange Commission.

Forward Looking Statements

All statements in this report that are not historical in nature, are predicative in nature or that depend upon or refer to future events or conditions are “forward-looking statements” within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those concerning the expected timing, completion, receipt of stockholder and governmental approvals and effects of the proposed transaction. Such statements are based on Affymetrix’ current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Affymetrix cannot assure you that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, those relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; the effect of healthcare reform legislation; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to the proposed transaction may not materialize as expected; the transaction not being timely completed, if completed at all; prior to the completion of the transaction, Affymetrix’ business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities, difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are discussed in “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014. These forward-looking statements speak only as of the date of the report. Unless required by law, the Company does not undertake to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Important Information for Affymetrix Stockholders

In connection with the proposed merger, Affymetrix will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Affymetrix’ website at investor.Affymetrix.com or by contacting Affymetrix’ investor relations department via e-mail at investor@affymetrix.com.

Affymetrix and its directors, executive officers and other members of its management and employees as well as Thermo Fisher and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Affymetrix’ stockholders with respect to the merger. Information about Affymetrix’ directors and executive officers and their ownership of Affymetrix’ common stock is set forth in the proxy statement for Affymetrix’ 2015 Annual Meeting of Stockholders and Affymetrix’ Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2015 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Affymetrix’ directors and executive officers in the merger, which may be different than those of Affymetrix’ stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2016, among Affymetrix, Inc., Thermo Fisher Scientific Inc. and White Birch Merger Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: January 14, 2016	By:	/s/ Siang Chin
Name: Siang Chin
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of January 8, 2016, among Affymetrix, Inc., Thermo Fisher Scientific Inc. and White Birch Merger Co.